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                                                                    EXHIBIT 99.1

                        FIRST COMMUNITY BANCSHARES, INC.

         The undersigned hereby constitutes and appoints Mike Bodiford and Richard Wetherbee, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Community Bancshares, Inc. ("FCB") which the undersigned would be entitled to vote if personally present at the Special Meeting of FCB Shareholders to be held at 101 North Main Street, Middleton, Tennessee 38052, at 4:00 p.m., local time, on August 4, 1998, and at any adjournment or postponement thereos (the "Annual Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated June ___, 1998 the receipt of which is acknowledged in the manner specified below.

1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of November 10, 1997 and as amended May 12, 1998 (the "Agreement"), by and between FCB, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UP Holding"), a wholly-owned subsidiary of UPC, and the related Amended and Restated Plan of Merger (the "Plan of Merger"), by and between FCB, UPC and UP Holding pursuant to which: (i) FCB will merge (the "merger") with and into UP Holding, with the effect that UP Holding shall be the corporation surviving from the Merger, and
(ii) each share of the $1.00 par value common stock of FCB ("FCB Common Stock") issued and outstanding at the effective time of the Merger will be converted into 2.6924 shares of the $5.00 par value common stock of UPC and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of any fractional share, all as more fully described in the acompanying Proxy Statement/ Prospectus.

         [ ] FOR           [ ] AGAINST         [ ]  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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Dated:                                    , 1998
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                                                 ------------------------------
                                                 Signature


                                                 ------------------------------
                                                 Signature if held jointly

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FCB, INC.
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE